UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 8, 2004

The DIRECTV Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26035	52-1106564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2250 East Imperial Highway El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 964-0808

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2004, The DIRECTV Group, Inc., a Delaware corporation (“DIRECTV”), entered into a series of transactions with each of The News Corporation Limited, an Australian corporation (“News”), Liberty Media International, Inc., a Delaware corporation (“Liberty”), Grupo Televisa, S.A., a Mexican corporation (“Televisa”), and Globo Comunicações e Participações S.A., a Brazilian sociedade anônima (“Globo”), that provide for the reorganization of DIRECTV’s direct-to-home satellite (“DTH”) businesses in Latin America (the “Reorganization”).

Brazil Reorganization

On October 8, 2004, Globo, News, DIRECTV, DIRECTV Latin America, LLC, a Delaware limited liability company (“DTVLA”) which is 86% owned by DIRECTV, and GLA Brasil Ltda., a Brazilian limitada, entered into the Brazil Business Combination Agreement (the “BCA”), pursuant to which, among other things, DIRECTV’s DTH business in Brazil (“DTV Brasil”) will be merged with Sky Brasil Serviços Ltda., a Brazilian limited liability company (“Sky Brasil”). Sky Brasil is a DTH provider in Brazil that is currently owned by News (which has a 49.7% interest), Globo (which has a 40.3% interest) and Liberty (which has a 10% interest). At the time of the merger, subject to the satisfaction of customary closing conditions including the approval of certain Brazilian regulatory authorities, 100% of DTVLA’s interest in DTV Brasil will be contributed to Sky Brasil and DTVLA will receive approximately a 30% interest in the merged entity. After the merger, the subscribers of DTV Brasil will be migrated to Sky Brasil. The BCA also provides for a closing date payment by DIRECTV to Sky Brasil to the extent that there are less than 300,000 qualifying DTV Brasil subscribers as of the date of the BCA.

Concurrently with the execution of the BCA, Globo, News and DIRECTV entered into a Participation Agreement, that provides for among other things, certain rights of the parties with respect to Sky Brasil and the release and waiver of certain claims related to MCOP (as defined below). It also provides that, subject to certain triggering events, Globo has the right to exchange its holdings in Sky Brasil for cash or for common stock of DIRECTV (at DIRECTV’s option) following DIRECTV’s acquisition of News’ interest in Sky Brasil as discussed below.

As part of the Reorganization in Brazil, DIRECTV and News entered into a Latin America Purchase Agreement (the “News Purchase Agreement”) which provides, among other things, for the acquisition by DIRECTV of News’ interest in Sky Brasil for an aggregate purchase price of $302 million in cash (which amount will be paid by DIRECTV on or prior to October 25, 2004), plus the reimbursement of any funding made by News to Sky Brasil from June 1, 2004 until the closing, net of $127 million which was deemed owed by News to DIRECTV in connection with the transactions between the parties described below under “MTS Platforms Reorganization.” The transaction is subject to customary closing conditions including the approval of certain Brazilian regulatory authorities. If the closing has not occurred by October 8, 2007, News will repay the $302 million to DIRECTV.

On October 8, 2004, DIRECTV and Liberty entered into a Latin America Purchase Agreement (the “Liberty Purchase Agreement”) which provides, among other things, for the acquisition by DIRECTV of Liberty’s interest in Sky Brasil for an aggregate purchase price of $60 million in cash, net of $6 million which was deemed owed by Liberty to DIRECTV in connection with the transactions between the parties described below under “MTS Platforms Reorganization” (which amount will be paid by DIRECTV on or prior to October 25, 2004). If the Liberty Purchase Agreement is terminated with respect to DIRECTV’s purchase of Liberty’s interests in Sky Brasil, Liberty will repay $54 million to DIRECTV. The purchase of Liberty’s interests in Sky Brasil is also subject to customary closing conditions including the approval of certain Brazilian regulatory authorities.

If the transactions contemplated by the BCA, the News Purchase Agreement and the Liberty Purchase Agreement are consummated, DIRECTV and DTVLA will collectively own approximately 72% of the equity of Sky Brasil and Globo will own the remaining equity of Sky Brasil.

The foregoing discussion of the BCA, the Participation Agreement, the News Purchase Agreement and the Liberty Purchase Agreement is qualified in its entirety by reference to the BCA, the Participation Agreement, the News Purchase Agreement and the Liberty Purchase Agreement which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and each is incorporated herein by reference.

Mexico Reorganization

On October 8, 2004, Grupo Galaxy Mexicana S. de R.L. de C.V., a Mexican limited liability company (“Galaxy Mexico”) that is an indirect subsidiary of DIRECTV engaged in the DTH business in Mexico, and Corporacion Novavisión, S. de R.L. de C.V. (“Novavisión”) entered into a Purchase and Sale Agreement (the “Mexico Purchase Agreement”), pursuant to which, among other things, Galaxy Mexico will shut down its operations in Mexico and sell its list of subscribers to Novavisión for two notes with an aggregate original principal amount of approximately $55 million (the “Notes”) and certain other payments provided for in a Post-Migration Payment Letter Agreement, dated as of October 8, 2004, between Galaxy Mexico and Novavisión (the “Post-Migration Payment Letter Agreement”) and an Option Agreement Letter, dated as of October 8, 2004, among Innova, Innova Holdings, Novavisión, Televisa, News, DIRECTV and DTVLA (the “Option Agreement Letter”). Novavisión is a wholly-owned subsidiary of Innova, S. de R.L. de C.V., a Mexican limited liability company (“Innova”) that is majority-owned by Innova Holdings, S. de R.L. de C.V., a Mexican limited liability company (“Innova Holdings”, and together with Innova, “Sky Mexico”). Sky Mexico is 30% owned by News, 60% owned by Televisa and 10% owned by Liberty, and is engaged in the DTH business in Mexico. The principal amount of each Note is subject to adjustment based on the number of subscribers that migrate from Galaxy Mexico to Novavisión and is payable in approximately 18-22 months. The procedures and terms for determining the number of subscribers and the actual amounts to be paid at closing are set forth in the Mexico Purchase Agreement and related letter agreements. The Post-Migration Payment Letter Agreement provides for (i) an additional cash amount to be paid to Galaxy Mexico by Novavisión if more than 175,000 subscribers successfully migrate to Novavisión and (ii) a cash amount to be paid to Novavisión by Galaxy Mexico to the extent certain migrated subscribers churn shortly after migration. The Option Agreement Letter provides that if the News/Innova Option that DIRECTV has the right to purchase from News as described below is terminated, Galaxy Mexico is entitled to receive an aggregate cash payment (including any payments made under the Notes) of approximately $138 million if 175,000 Galaxy Mexico subscribers successfully migrate to Sky Mexico.

In connection with the transactions contemplated by the Mexico Purchase Agreement, Televisa, News, Innova, DIRECTV and DTVLA entered into the DTH Agreement, dated as of October 8, 2004, that among other things, governs the rights of the parties with respect to DTVLA’s announced shut down of its Mexican DTH business, planned shut down of its existing DTH business in certain countries in Central America, the carriage of certain of Televisa’s programming channels by Sky Mexico and other DTH platforms of DIRECTV, DTVLA, News and their respective affiliates, and the waiver and potential release of certain claims between certain of the parties.

Pursuant to the News Purchase Agreement, on October 8, 2004, DIRECTV acquired (i) the right (which DIRECTV concurrently assigned to DTVLA) to purchase from News options granted to News by Innova and Innova Holdings to purchase up to an additional 15% of the outstanding equity of each of such entities (the “News/Innova Option”) pursuant to an option agreement among News, Innova and Innova Holdings (the “Option Agreement”), and (ii) the right to acquire News’ 30% interest in Sky Mexico. The transfer and exercise of the News/Innova Option are each subject to the terms and conditions set forth in the Option Agreement. The exact percentage of additional equity of Sky Mexico that may be purchased under the News/Innova Option will be determined based on the number of subscribers that successfully migrate from Galaxy Mexico to Novavisión, with a minimum migration of 175,000 subscribers required for the issuance of the full 15% of Sky Mexico’s equity. In consideration for the acquisition of News’ 30% interest in Sky Mexico pursuant to DIRECTV’s purchase right, DIRECTV will pay News at the closing of such transaction $285 million in cash plus the reimbursement of any funding made by News to Sky Mexico from June 1, 2004 until the closing.

In addition, pursuant to the Liberty Purchase Agreement, DIRECTV acquired the right to purchase all of Liberty’s 10% interest in Sky Mexico (the “Liberty Innova Interests”) for $88 million in cash. The exercise of this right is subject to customary closing conditions. Pursuant to a Letter Agreement, dated as of October 8, 2004, between Televisa and DIRECTV (the “Televisa Letter Agreement”), Televisa agreed to purchase two-thirds (2/3) of the Liberty Innova Interests, on the terms and subject to the conditions set forth in the Liberty Purchase Agreement. As a result, at the closing of the transaction relating to the Liberty Innova Interests, DIRECTV will pay Liberty approximately $30 million in cash and Televisa will pay Liberty approximately $58 million in cash.

If the transactions contemplated by the Mexico Purchase Agreement, the News Purchase Agreement, the Liberty Purchase Agreement and Televisa Letter Agreement are consummated, DIRECTV and DTVLA will collectively own approximately 43% of the equity of Sky Mexico and Televisa will own the remaining equity of Sky Mexico.

The foregoing discussion of the Mexico Purchase Agreement, the Option Agreement Letter, the Post-Migration Payment Letter, the DTH Agreement, the News Purchase Agreement, the Liberty Purchase Agreement and the Televisa Letter Agreement is qualified in its entirety by reference to Mexico Purchase Agreement, the Option Agreement Letter, the Post-Migration Payment Letter, the DTH Agreement, the News Purchase Agreement, the Liberty Purchase Agreement and the Televisa Letter Agreement which are attached hereto as Exhibit 10.5, Exhibit 10.6, Exhibit 10.7, Exhibit 10.8, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.9, respectively, and each is incorporated herein by reference.

MTS Platforms Reorganization

In connection with the Reorganization, DIRECTV also agreed to purchase each of (i) News’, Liberty’s and Globo’s equity interests in DTH Techco Partners, Inc., a Delaware general partnership (“Techco”) that owns and operates the satellite broadcast center that services Sky Brasil, Sky Mexico and MCOP, (ii) News’, Liberty’s, Televisa’s and Globo’s equity interests in Sky Latin America Partners, a Delaware general partnership (“Sky Partners”) that provides management services to Sky Brasil, Sky Mexico and MCOP and (iii) News’, Liberty’s, Televisa’s and Globo’s equity interests in Sky Multi-Country Partners, a Delaware general partnership (“MCOP”, and together with Techco and Sky Partners, the “MTS Platforms”) that is engaged in the DTH business in Chile and Colombia.

Pursuant to the News Purchase Agreement, on October 8, 2004, DIRECTV acquired all of News’ direct and indirect equity in the MTS Platforms in consideration for $36 million in cash. At that closing, News was deemed to owe DIRECTV $127 million in cash for certain outstanding obligations, which amount will be paid by News at the closing of the Brazil transaction or upon termination of the Brazil portion of the News Purchase Agreement.

Pursuant to the Liberty Purchase Agreement, on October 8, 2004, DIRECTV acquired all of Liberty’s direct and indirect equity in the MTS Platforms. At that closing,

Liberty was deemed to owe DIRECTV $6 million in cash for certain outstanding obligations, which amount DIRECTV will deduct from the purchase price for Liberty’s interests in Sky Brasil.

On October 8, 2004, Televisa and DIRECTV entered into a Purchase and Sale Agreement (Multi-Country Platform) (the “Televisa Purchase Agreement”), pursuant to which among other things, (i) concurrently with the execution of the Televisa Purchase Agreement, DIRECTV acquired all of Televisa’s direct and indirect equity interests in Sky Partners and (ii) subject to the satisfaction or waiver of certain conditions, including the successful resolution by Televisa of an audit currently pending before the U.S. Internal Revenue Service related to MCOP (the “Tax Audit”), DIRECTV has agreed to purchase all of Televisa’s indirect equity interests in MCOP.

In accordance with agreements reached between Globo and DIRECTV on October 8, 2004, and, in connection with the Reorganization of the MTS Platforms, on October 15, 2004, Globo, DTH USA, Inc., a subsidiary of Globo, and DIRECTV entered into a Purchase and Sale Agreement (Multi-Country Platform) (the “Globo Purchase Agreement”), pursuant to which among other things, (i) concurrently with the execution of the Globo Purchase Agreement, DIRECTV acquired all of Globo’s equity interests in each of Techco and Sky Partners and (ii) subject to the satisfaction or waiver of certain conditions, including the successful resolution by Globo of the Tax Audit, DIRECTV will purchase all of Globo’s indirect interest in MCOP. If DIRECTV has not purchased Globo’s indirect interest in MCOP by the 10th anniversary of the execution of Globo Purchase Agreement, DIRECTV has the right to terminate the Globo Purchase Agreement, or acquire Globo’s interests in MCOP, in which case, DIRECTV would be responsible for any losses associated with the Tax Audit.

As a result of the transactions described above, DIRECTV owns 100% of Sky Partners, 70% of Techco (with Televisa owning the remaining 30% of Techco) and 40% of MCOP. If the transactions contemplated by the Globo Purchase Agreement and the Televisa Purchase Agreement are consummated, DIRECTV will acquire the remaining 60% in MCOP. The foregoing agreements also contemplate that an operating agreement will be put in place which will give DIRECTV immediate operating control over all matters related to MCOP other than those related to the operation of its Colombian subsidiary (transfer of control of which is subject to regulatory approval). The MCOP partners have also authorized MCOP to take all actions necessary to merge with DIRECTV’s operating subsidiary in Colombia subject to required regulatory approvals.

The foregoing discussion of the News Purchase Agreement, the Liberty Purchase Agreement and the Televisa Purchase Agreement is qualified in its entirety by reference to News Purchase Agreement, the Liberty Purchase Agreement and the Televisa Purchase Agreement which are attached hereto as Exhibit 10.3, Exhibit 10.4, and Exhibit 10.10, respectively, and each is incorporated herein by reference.

On October 11, 2004, DIRECTV issued a press release related to the Reorganization. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Relationship with News

Fox Entertainment Group, Inc. (“Fox Entertainment”) owns 34% of the outstanding common stock of DIRECTV. News owns approximately 82% of the equity of Fox Entertainment and beneficially owns Fox Entertainment’s 34% interest in DIRECTV. Each of K. Rupert Murdoch, Chairman and Chief Executive of News, David F. DeVoe, Senior Executive Vice President and Chief Financial Officer of News, and Peter F. Chernin, President and Chief Operating Officer of News, serves as a director of DIRECTV.

Pursuant to the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of DIRECTV, the Audit Committee of DIRECTV, which is comprised of independent directors (as determined in accordance with the rules and regulations of the New York Stock Exchange), has the sole authority to review, consider and pass upon any “related-party transaction” between News and DIRECTV. The Audit Committee of DIRECTV and the entire Board of Directors (with the officers of News who serve on the Board of Directors of DIRECTV abstaining) approved the foregoing transactions with News and the other “related parties.”

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit
10.1	Brazil Business Combination Agreement, dated as October 8, 2004, by and among Globo Comunicações e Participações S.A., The News Corporation Limited, The DIRECTV Group, Inc., DIRECTV Latin America, LLC and GLA Brasil Ltda.

10.2	Participation Agreement, dated as of October 8, 2004, by and among Globo Comunicações e Participações S.A., The News Corporation Limited and The DIRECTV Group, Inc.

10.3	Latin America Purchase Agreement, dated as of October 8, 2004, by and between The News Corporation Limited and The DIRECTV Group, Inc.

10.4	Latin America Purchase Agreement, dated as of October 8, 2004, by and between Liberty Media International, Inc. and The DIRECTV Group, Inc.

10.5	Purchase and Sale Agreement, dated as of October 8, 2004, by and between Grupo Galaxy Mexicana S. de R.L. de C.V. and Corporacion Novavisión, S. de R.L. de C.V.

10.6	Option Agreement Letter, dated as of October 8, 2004, among Innova, S. de R.L. de C.V., Innova Holdings, S. de R.L. de C.V., Novavisión, S. de R.L. de C.V., Grupo Televisa, S.A., The News Corporation Limited, The DIRECTV Group, Inc. and DIRECTV Latin America, LLC

10.7	Post-Migration Payment Letter Agreement, dated as of October 8, 2004, by and between Grupo Galaxy Mexicana S. de R.L. de C.V. and Corporacion Novavisión, S. de R.L. de C.V.

10.8	DTH Agreement, dated as of October 8, 2004, by and among Grupo Televisa, S.A., The News Corporation Limited, Innova, S. de R.L. de C.V., The DIRECTV Group, Inc. and DIRECTV Latin America, LLC

10.9	Televisa Letter Agreement, dated as of October 8, 2004, by and between Grupo Televisa, S.A. and The DIRECTV Group, Inc.

10.10	Purchase and Sale Agreement (Multi-Country Platform), dated as of October 8, 2004, by and among Grupo Televisa, S.A. and The DIRECTV Group, Inc.

99.1	Press Release dated October 11, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.

Date: October 15, 2004	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Brazil Business Combination Agreement, dated as October 8, 2004, by and among Globo Comunicações e Participações S.A., The News Corporation Limited, The DIRECTV Group, Inc., DIRECTV Latin America, LLC and GLA Brasil Ltda.

10.2	Participation Agreement, dated as of October 8, 2004, by and among Globo Comunicações e Participações S.A., The News Corporation Limited and The DIRECTV Group, Inc.

10.3	Latin America Purchase Agreement, dated as of October 8, 2004, by and between The News Corporation Limited and The DIRECTV Group, Inc.

10.4	Latin America Purchase Agreement, dated as of October 8, 2004, by and between Liberty Media International, Inc. and The DIRECTV Group, Inc.

10.5	Purchase and Sale Agreement, dated as of October 8, 2004, by and between Grupo Galaxy Mexicana S. de R.L. de C.V. and Corporacion Novavisión, S. de R.L. de C.V.

10.6	Option Agreement Letter, dated as of October 8, 2004, among Innova, S. de R.L. de C.V., Innova Holdings, S. de R.L. de C.V., Novavisión, S. de R.L. de C.V., Grupo Televisa, S.A., The News Corporation Limited, The DIRECTV Group, Inc. and DIRECTV Latin America, LLC

10.7	Post-Migration Payment Letter Agreement, dated as of October 8, 2004, by and between Grupo Galaxy Mexicana S. de R.L. de C.V. and Corporacion Novavisión, S. de R.L. de C.V.

10.8	DTH Agreement, dated as of October 8, 2004, by and among Grupo Televisa, S.A., The News Corporation Limited, Innova, S. de R.L. de C.V., The DIRECTV Group, Inc. and DIRECTV Latin America, LLC

10.9	Televisa Letter Agreement, dated as of October 8, 2004, by and between Grupo Televisa, S.A. and The DIRECTV Group, Inc.

10.10	Purchase and Sale Agreement (Multi-Country Platform), dated as of October 8, 2004, by and among Grupo Televisa, S.A. and The DIRECTV Group, Inc.

99.1	Press Release dated October 11, 2004.